Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reports

Second Quarter 2013 Financial Results

Successfully completes refinancing, closes on $175 million of new credit facilities

COLUMBUS, Ohio, August 6, 2013 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced second quarter 2013 financial results.

Adjusted EBITDA1 was $13.9 million for the second quarter of 2013 compared to $14.7 million for the second quarter of 2012. Adjusted EBITDA declined due to the planned lower sales volume from the Partnership’s Illinois Basin operations. The second quarter 2013 cash margin of $8.28 per ton was a slight improvement over the second quarter 2012 cash margin of $8.26 per ton. Coal sales revenue increased 2.6% to $51.21 per ton, but was offset by an increase in cash cost of coal sales of 3.1% to $42.93 per ton as a result of the lower Illinois Basin production.

Net loss for the second quarter of 2013 was $4.1 million compared to a net loss of $1.4 million for the second quarter of 2012. Net loss for the second quarter of 2013 included: $2.1 million in expense representing the change in fair value of warrants and $2.8 million in fees associated with the Partnership’s debt refinancing, $0.8 million of deferred financing fees related to the prior credit facility that were written-off, a $5.9 million net gain primarily related to the sale of certain oil and gas rights and $0.7 million of impairment and restructuring expenses. Of these items, $3.6 million were non-cash costs. Net loss for the second quarter of 2012 included: a $5.7 million net gain primarily related to the sale of certain oil and gas rights and $5.3 million of impairment and restructuring expenses. Of these items, $4.4 million were non-cash costs. Excluding these items, Adjusted Net Loss2 would have been $3.5 million for the second quarter of 2013 compared to $1.9 million for the second quarter of 2012.

“We successfully completed our refinancing in June which greatly increases our financial flexibility,” said Oxford’s President and Chief Executive Officer Charles C. Ungurean. “By extending the maturity of our debt and increasing availability under our revolver, we have enhanced our liquidity, giving us a runway to execute our strategic plan. We continue to focus on increasing productivity across our operations and, with our improved liquidity, are in a stronger position to participate when coal markets improve.”

Business Update

Oxford’s projected sales volume is almost fully committed and priced for 2013, underscoring the strength of its long-term customer relationships and its strategic importance in its core region. For 2014, projected sales volume is 81% committed (with 49% of the projected sales volume priced and 32% of the projected sales volume unpriced).

____________________________________

1 The definition of Adjusted EBITDA, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

2 The definition of Adjusted Net Loss, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

As a leading low-cost producer of thermal coal and the largest producer of surface mined coal in Ohio, Oxford is focused on its core Northern Appalachian operations. Continued rationalization of the Partnership’s Illinois Basin operations has allowed for the transfer of excess equipment to the Northern Appalachian mines, which has reduced capital spending. Based on current market conditions, the Partnership expects to idle production at its Illinois Basin operations and conclude its restructuring activities by the end of 2013.

Refinancing

As previously reported, during the second quarter the Partnership closed on $175 million of new credit facilities that replaced its previous term loan and revolving credit facility, thereby extending the maturity profile of the Partnership's debt and increasing availability under its revolver.  The new facilities, secured by substantially all of the assets of the Partnership and its wholly owned subsidiaries, consist of a first lien $75 million term loan and $25 million revolving credit facility, and a second lien $75 million term loan (with an option for an additional $10 million term loan if requested by the Partnership and approved by the second lien lenders). The financing agreements for both facilities contain customary financial and other covenants, and also preclude the making of distributions during the terms of the facilities. The first lien facility matures in September 2015 with an option to extend to June 2016, and the second lien facility matures in December 2015 with an option to extend to September 2016, if certain conditions are met. As of June 30, 2013, the blended cash interest rate for both credit facilities was 9.53%.

The first lien facility bears interest at LIBOR (floor of 1.50%) plus 6.75% or at the Reference Rate (floor of 3.00%) plus 6.25%.  As of June 30, 2013, the blended cash interest rate on borrowings outstanding under the first lien facility was 8.32%.

The second lien facility bears interest at LIBOR (floor of 1.25%) plus 9.75% or at the Reference Rate (floor of 3.00%) plus 11.75%. As of June 30, 2013, the blended cash interest rate on borrowings outstanding under the second lien facility was 11.00%. The second lien facility also provides for PIK (paid-in-kind) interest at a rate of 5.75% which is added to the outstanding principal balance on a quarterly basis. In conjunction with the second lien facility, certain second lien lenders and their affiliates received warrants entitling them to purchase at $0.01 per unit both common and subordinated units representing in the aggregate on a fully diluted basis 15% of the then outstanding units in each class. The warrants were valued at $7.9 million at issuance and recorded as a discount to the second lien debt.

Liquidity

As of June 30, 2013, the Partnership had $6.0 million of cash and $8.0 million in available borrowing capacity on its revolving credit line. The Partnership continues to pursue the sale of excess Illinois Basin equipment which had a net book value of $3.9 million at the end of the second quarter.

2013 Guidance

The Partnership provides the following updated guidance for 2013 based on its current industry outlook:

The Partnership expects to produce between 6.1 million tons and 6.4 million tons and sell between 6.6 million tons and 6.9 million tons of thermal coal. The average selling price is projected to be $50.50 per ton to $52.00 per ton, with an anticipated average cost of $43.00 per ton to $44.50 per ton.

Adjusted EBITDA is expected to be in the range of $45 million to $48 million.

The Partnership anticipates capital expenditures of between $22 million and $25 million.

Conference Call

The Partnership will host a conference call at 10:00 a.m. Eastern Time today (August 6, 2013) to review its second quarter 2013 financial results. To participate in the call, dial (877) 299-4454 or (617) 597-5447 for international callers and provide passcode 60722828. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on August 6, 2013, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 14146069.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value steam coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information set forth under the headings “Business Update,” “Refinancing,” “Liquidity” and “2013 Guidance.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both our mining operations and our underground coal reserves that we do not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands, except for unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

REVENUES:
Coal sales	$85,691	$89,966	$170,484	$184,779
Other revenue	2,434	1,982	6,367	5,036
Total revenues	88,125	91,948	176,851	189,815

COSTS AND EXPENSES:
Cost of coal sales:
Produced coal	66,556	68,259	133,984	148,205
Purchased coal	5,292	6,644	11,893	9,847
Total cost of coal sales (excluding depreciation, depletion and amortization)	71,848	74,903	145,877	158,052
Cost of other revenue	370	359	773	786
Depreciation, depletion and amortization	12,810	12,227	25,743	25,909
Selling, general and administrative expenses	5,847	3,529	10,005	7,574
Impairment and restructuring expenses	721	5,282	862	13,637
(Gain) loss on disposal of assets, net	(5,905)	(5,690)	(5,487)	(4,513)
Total costs and expenses	85,691	90,610	177,773	201,445
INCOME (LOSS) FROM OPERATIONS	2,434	1,338	(922)	(11,630)

INTEREST AND OTHER EXPENSES:
Interest income	1	5	2	6
Interest expense	(4,416)	(2,792)	(7,338)	(5,510)
Change in fair value of warrants	(2,149)	-	(2,149)	-
Total interest and other expenses	(6,564)	(2,787)	(9,485)	(5,504)
NET LOSS	(4,130)	(1,449)	(10,407)	(17,134)

Net loss attributable to noncontrolling interest	(380)	(6)	(650)	(97)
Net loss attributable to Oxford Resource Partners, LP unitholders	(4,510)	(1,455)	(11,057)	(17,231)
Net loss allocated to general partner	(89)	(29)	(221)	(344)
Net loss allocated to limited partners	$(4,421)	$(1,426)	$(10,836)	$(16,887)

Net loss per limited partner unit:
Basic	$(0.21)	$(0.07)	$(0.52)	$(0.82)
Diluted	$(0.21)	$(0.07)	$(0.52)	$(0.82)

Weighted average number of limited partner units outstanding:
Basic	21,093,448	20,704,386	20,779,901	20,696,917
Diluted	21,093,448	20,704,386	20,779,901	20,696,917

Distributions paid per unit:
Limited partners:
Common	$-	$0.43750	$-	$0.87500
Subordinated	$-	$0.10000	$-	$0.53750
General partner	$-	$0.26875	$-	$0.70625

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND 2012

(in thousands, except for unit data)

	As of June 30, 2013	As of December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,043	$3,977
Accounts receivable	26,941	19,792
Inventory	11,849	12,554
Advance royalties	3,453	4,461
Prepaid expenses and other assets	7,015	2,046
Assets held for sale	-	6,106
Total current assets	55,301	48,936

PROPERTY, PLANT AND EQUIPMENT, NET	155,628	158,483
ADVANCE ROYALTIES, LESS CURRENT PORTION	6,976	4,861
INTANGIBLE ASSETS, NET	1,315	1,442
OTHER LONG-TERM ASSETS	29,060	7,177
Total assets	$248,280	$220,899

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$24,891	$26,893
Current portion of long-term debt	11,688	102,970
Current portion of reclamation and mine closure costs	6,292	3,869
Accrued taxes other than income taxes	1,278	1,213
Accrued payroll and related expenses	1,941	1,629
Other liabilities	1,625	2,491
Total current liabilities	47,715	139,065

LONG-TERM DEBT	156,292	41,557
RECLAMATION AND MINE CLOSURE COSTS	28,870	25,144
WARRANTS	10,028	-
OTHER LONG-TERM LIABILITIES	3,782	3,806
Total liabilities	246,687	209,572

COMMITMENTS AND CONTINGENCIES	-	-

PARTNERS’ CAPITAL:
Limited partners (20,817,351 and 20,751,190 units outstanding as of June 30, 2013 and December 31, 2012, respectively)	(570)	9,593
General partner (423,494 units outstanding as of June 30, 2013 and December 31, 2012)	(2,231)	(2,010)
Total Oxford Resource Partners, LP (deficit) capital	(2,801)	7,583
Noncontrolling interest	4,394	3,744
Total partners’ capital	1,593	11,327
Total liabilities and partners’ capital	$248,280	$220,899

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,407)	$(17,134)
Adjustments to reconcile net loss to net cash from operating activities:

Depreciation, depletion and amortization	25,743	25,909
Impairment and restructuring expenses	862	13,637
Change in fair value of warrants	2,149	-
Interest rate swap adjustment to market	(12)	69
Non-cash interest expense	347	-
Amortization and write-off of deferred financing costs	2,114	879
Non-cash equity-based compensation expense	739	476
Accretion of reclamation and mine closure costs	1,058	805
Amortization of below-market coal sales contracts	(60)	(422)
(Gain) loss on disposal of assets, net	(5,487)	(4,513)

Changes in assets and liabilities:
Accounts receivable	(7,149)	(3,766)
Inventory	705	(3,100)
Advance royalties	(1,981)	361
Other assets	(973)	(327)
Accounts payable	(2,002)	2,083
Reclamation and mine closure costs	(4,138)	(5,369)
Accrued taxes other than income taxes	65	(382)
Accrued paryoll and related expenses	312	(1,070)
Other liabilities	(951)	(1,851)
Net cash from operating activities	934	6,285

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,694)	(9,993)
Purchase of coal reserves and land	(14)	(51)
Mine development costs	(1,940)	(1,672)
Proceeds from sale of assets	6,249	7,962
Insurance proceeds	14	-
Change in restricted cash	(6,537)	(1,889)
Net cash from investing activities	(7,922)	(5,643)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on borrowings	150,000	-
Payments on borrowings	(45,009)	(4,039)
Advances on line of credit	28,888	31,000
Payments on line of credit	(104,000)	(14,000)
Debt issuance costs	(9,354)	(1,086)
Collateral for reclamation bonds	(11,471)	-
Capital contributions from partners	-	6
Distributions to partners	-	(14,938)
Distributions to noncontrolling interest	-	-
Net cash from financing activities	9,054	(3,057)

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,066	(2,415)

CASH AND CASH EQUIVALENTS, beginning of period	3,977	3,032

CASH AND CASH EQUIVALENTS, end of period	$6,043	$617

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA1

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net loss	$(4,130)	$(1,449)	$(10,407)	$(17,134)

Adjustments:
Interest expense, net of interest income	4,415	2,787	7,336	5,504
Depreciation, depletion and amortization	12,810	12,227	25,743	25,909
Change in fair value of warrants	2,149	-	2,149	-
Impairment and restructuring expenses	721	5,282	862	13,637
(Gain) loss on disposal of assets, net	(5,905)	(5,690)	(5,487)	(4,513)
Amortization of below-market coal sales contracts	(8)	(205)	(60)	(422)
Non-cash equity-based compensation expense	416	214	739	476
Non-cash reclamation and mine closure costs	550	424	1,058	805
Non-recurring costs:
Debt refinancing expenses	2,849	-	3,059	-
Other	-	1,141	(2,100)	1,465
Adjusted EBITDA	$13,867	$14,731	$22,892	$25,727

1

Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss before deducting interest, income taxes, depreciation, depletion, amortization, change in fair value of warrants, impairment and restructuring expenses, gain or loss on disposal of assets, amortization of below-market coal sales contracts, non-cash equity-based compensation expense, non-cash reclamation and mine closure costs, and certain non-recurring items. Although Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to financing methods, capital structure or income taxes; our ability to generate cash sufficient to pay interest on our indebtedness, make distributions and fund capital expenditures; and our compliance with certain credit facility financial covenants. Because not all companies calculate Adjusted EBITDA the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS2

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net loss	$(4,130)	$(1,449)	$(10,407)	$(17,134)

Adjustment:
Impairment and restructuring expenses	721	5,282	862	13,637
(Gain) loss on disposal of assets, net	(5,905)	(5,690)	(5,487)	(4,513)
Change in fair value of warrants	2,149	-	2,149	-
Debt refinancing expenses	2,849	-	3,059	-
Write-off of deferred financing costs related to prior credit facility	808	-	808	-
Adjusted net loss	$(3,508)	$(1,857)	$(9,016)	$(8,010)

2

Adjusted Net Loss is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted Net Loss as net income or loss before deducting impairment and restructuring expenses, gain or loss on disposal of assets, change in fair value of warrants, debt refinancing expenses and write-off of deferred financing costs. Although Adjusted Net Loss is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to items which are primarily non-cash and our restructuring efforts which are not typical operating activities. Because not all companies calculate Adjusted Net Loss the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED OPERATING STATISTICS3

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands, except per ton amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Tons sold	1,674	1,799	3,347	3,729

Coal sales revenue per ton	$51.21	$50.00	$50.94	$49.55
Amortization of below-market coal sales contracts per ton	-	(0.11)	(0.02)	(0.11)
Cash coal sales revenue per ton	51.21	49.89	50.92	49.44
Cash cost of coal sales per ton	(42.93)	(41.63)	(43.59)	(42.38)
Cash margin per ton	$8.28	$8.26	$7.33	$7.06

3

Per ton amounts are calculated by dividing the related amount on the financial statements by the number of tons sold. Although per ton amounts are not measures of performance calculated in accordance with GAAP, we believe they are useful to management and others, such as investors and lenders, in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company's sales performance or control over costs. Because not all companies calculate these measures the same way, our calculations may not be comparable to similarly titled measures of other companies.